Exhibit 99.1

For additional information, contact:

Richard D. Callicutt II

President and Chief Executive Officer

David B. Spencer

Senior Executive Vice President and

Chief Financial Officer

(336) 869-9200

BNC BANCORP ANNOUNCES PRICING OF COMMON STOCK OFFERING

HIGH POINT, NC  – July 21, 2016 – BNC Bancorp (“BNC”) (NASDAQ: BNCN), the holding company for Bank of North Carolina (the “Bank”), announced today the pricing of an underwritten public offering of 2,500,000 shares of its common stock at a price of $22.00 per share. BNC has granted the underwriters a 30-day option to purchase up to an additional 375,000 shares. BNC expects to complete the offering on or about July 26, 2016. The offering is expected to result in gross proceeds of $55.0 million and net proceeds of approximately $51.8 million, after underwriting discounts and estimated offering expenses. The shares will be issued pursuant to an automatic shelf registration statement (File No. 333-212581) and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). Copies of the prospectus supplement and the accompanying prospectus are available by visiting the SEC’s website at www.sec.gov, or from Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Syndicate (1-800-643-9691).

Stephens Inc. is serving as the sole book-running manager for the offering. Keefe, Bruyette & Woods, A Stifel Company, and Sandler O’Neill + Partners, L.P. are serving as co-lead managers and FIG Partners, LLC is serving as co-manager for the offering.

BNC intends to use the net proceeds of this offering for general corporate purposes, including contributing capital to the Bank to maintain or increase regulatory capital levels or support growth in its lending and deposit-gathering activities, financing expansion of BNC’s branch system and acquiring other financial institutions, or branches thereof, or businesses engaged in activities that BNC believes could complement its banking business and provide additional sources of noninterest income.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT BNC BANCORP

Headquartered in High Point, North Carolina, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with total assets of $6.48 billion. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 70 current banking offices in North Carolina, South Carolina and Virginia. The Bank’s 26 locations in South Carolina and nine locations in Virginia operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted on The Nasdaq Capital Market under the symbol “BNCN.” BNC’s website is www.bncbancorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about BNC’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on BNC’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond BNC’s control. BNC undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in BNC’s prospectus supplement and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in BNC’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the period ended March 31, 2016. Please refer to the SEC’s website at www.sec.gov where you can review those documents.